Exhibit 5.1

April 1, 2021	98993.00003

NeuBase Therapeutics, Inc.

350 Technology Drive
Pittsburgh, PA 15219

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses or term sheets (each, a “Prospectus Supplement”).

The Registration Statement and the Prospectus relate to the proposed issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of up to $250,000,000 of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) one or more series of debt securities (collectively, the “Debt Securities”) to be issued pursuant to indentures between the Company, as issuer, and a trustee (the “Trustee”), the form of which is filed as Exhibit 4.4 to the Registration Statement (each, an “Indenture”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”), and (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants (collectively, the “Units”), which may be issued under unit agreements by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

April 1, 2021

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the certificate of good standing regarding the Company obtained from the Secretary of State of the State of Delaware; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related Warrant Agreement, the Units and any related Unit Agreement and any purchase, underwriting or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Warrants and Warrant Agreements and the Units and Unit Agreements will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto other than the Company, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended or restated from time to time (the “Certificate of Incorporation”) or its Amended and Restated Bylaws then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

April 1, 2021

We have further assumed that (i) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (ii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (iv) the Indentures and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (v) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement or, in the case of Debt Securities, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be. We have also assumed that the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Prospectus or applicable Prospectus Supplement.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1.             With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (i) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company, and (ii) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (i) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (ii) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation properly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

April 1, 2021

3.             With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (i) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law, (iii) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (iv) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.             With respect to any Warrants to be offered pursuant to the Registration Statement, when (i) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein, (ii) the specific terms of the particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and applicable law and authorized by all necessary corporate action of the Company, (iii) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such Warrant Agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (iv) as applicable, (a) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants, or (b) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action of the Company and in accordance with the terms of the Warrants and the Warrant Agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.             With respect to any Units to be offered pursuant to the Registration Statement, when (i) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and applicable law and authorized by all necessary corporate action of the Company, (iii) the Units have been duly executed, issued and delivered against payment of the consideration therefor in accordance with such Unit Agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (iv) as applicable, (a) the shares of Common Stock or Preferred Stock issuable upon exercise of the Units have been duly authorized and reserved for issuance upon exercise of the Units or (b) the Debt Securities or Warrants issuable upon exercise of such Units have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture or Warrant Agreement and reserved for delivery upon exercise of the Units, in each case by all necessary corporate action of the Company and in accordance with the terms of the Units and the Unit Agreement, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

April 1, 2021

We express no opinion as to any provision (i) that could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to the Company’s obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

We express no opinion with respect to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand by the Company or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards; (iv) any provision that purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision that purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; (vii) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; (viii) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; or (ix) the effectiveness of service of process by mail in any suit, action or proceeding of any nature. Further, we express no opinion as to the acceptance by a federal court located in the State of New York of jurisdiction of a dispute arising under any Document.

We express no opinion as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set-off rights; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, with respect to the Documents, the internal laws of the State of New York, in each case as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP